Exhibit 23

[WEAVER & MARTIN, LLC LETTERHEAD]


CORONADO EXPLORATIONS LTD

We hereby consent to use in this Form 10-KSB/A of our report dated January 31, 2002.


                             /s/ Weaver & Martin
                            Weaver & Martin, LLC


Kansas City, Missouri
October 3, 2002